UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2008

Adex Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143695	20-8755674
(Commission File Number)	(I.R.S. Employer Identification No.)

883 North Shoreline Boulevard; Suite A200 Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 967-3040
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 9.01 Financial Statements and Exhibits

As previously reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 18, 2008, Adex Media, Inc., a Delaware corporation (the “Company”) acquired Digital Instructor, LLC. This Amendment No. 1 is being filed to include the financial statements and pro forma financial information required under Item 9.01 of Form 8-K.

(d) Exhibits.

99.1
Audited Consolidated Financial statements of Digital Instructor, LLC (“DI”) for the years ended December 31, 2007 and 2006 and the related notes thereto, together with the Independent Auditor’s Report from Burr, Pilger & Mayer LLP.

99.2
Unaudited Interim Consolidated Balance Sheet of DI for the periods ended June 30, 2008 and December 31, 2007; the Unaudited Interim Consolidated Statement of Operations and Changes in Members’ Equity (Deficit) of DI for the six months ended June 30, 2008 and 2007; Unaudited Interim Consolidated Statements of Cash Flow of DI for the six months Ended June 30, 2008 and 2007 and the related notes thereto.

99.3
Unaudited Combined Consolidated Pro Forma Balance Sheet of the Company and Subsidiaries for the period ended June 30, 2008; Unaudited Pro Forma Combined Consolidated Statements of Operations of the Company and Subsidiaries for the six months ended June 30, 2008; Unaudited Pro Forma Combined Consolidated Statements of Operations of the Company and Subsidiaries for the year ended December 31, 2007 and the related notes thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Date: October 28, 2008	By:	/s/ Ben Zadik
Ben Zadik
Chief Financial Officer